UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”) increased the size of the Board by one member and elected Professor Jacob A. Frenkel and Sankesh Abbhi to serve as members of the Board. Prof. Frenkel will serve as Chair of the Board. Irit Arbel, former Chair of the Board, will serve as Vice Chair of the Board. On March 30, 2020, Chen Schor resigned from the Board, in connection with the election of the new Board members. Mr. Schor’s resignation was not based on any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Prof. Frenkel will receive the following compensation for his service on the Board and any committees he may join in the future: an annual stock option grant (the “Grant”) under the Company’s 2014 Global Share Option Plan to purchase up to 50,000 shares of Company common stock at an exercise price of $0.75 per share. The Grant will vest in 12 consecutive, equal monthly installments commencing on the one-month anniversary of the date of grant, until fully vested on the first anniversary of the date of grant, provided Prof. Frenkel remains a director of the Company on each such vesting date. Prof. Frenkel will not receive annual director awards under the Company’s Second Amended and Restated Director Compensation Plan (the “Director Compensation Plan”). Sankesh Abbhi will receive equity compensation in accordance with the Company’s Second Amended and Restated Director Compensation Plan, issued under the Company’s 2014 Global Share Option Plan or 2014 Stock Incentive Plan, as applicable.

There are no understandings or arrangements between Prof. Frenkel and any other person pursuant to which he was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Abbhi is the manager of Abbhi Investments, LLC and maintains sole voting and investment power with respect to the common stock held by Abbhi Investments, LLC. On March 6, 2020, the Company entered into a Securities Purchase Agreement with Abbhi Investments, LLC (the “Purchaser”) pursuant to which the Company sold 1,250,000 shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”) in a registered direct offering, at a purchase price per share of $8.00 for a total purchase price of $10,000,000. In connection therewith, the Company also issued a warrant to purchase 250,000 shares of Common Stock at an exercise price of $15.00 per share, with an expiration date of the third anniversary of the date of issuance. The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-225517) and related March 6, 2020 prospectus supplement. Pursuant to the Securities Purchase Agreement, the Purchaser is entitled to appoint Sankesh Abbhi to serve as a member of the Board at any time prior to April 30, 2020 by giving notice to the Company of such appointment, and Mr. Abbhi shall continue to serve for so long as the Purchaser remains the beneficial owner of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 31, 2020	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer and President